Incorporated Under the Laws of the State of Delaware

NUMBER

SHARES

PURE EARTH INC.

Series C Preferred Stock
Designated 260,000 Shares
Par Value $.001 Per Share

This Certifies that [name of investor] is the registered holder of [number of shares to be issued]------ Shares

of Series C Preferred Stock of Pure Earth, Inc.
transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ______ day of ______ A.D. 20__

______ Secretary

______ President

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) UPON EFFECTIVE REGISTRATION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE UNDER THE SECURITIES ACT OF 1933, AND UNDER ANY APPLICABLE STATE SECURITIES LAWS OR (B) UPON ACCEPTANCE BY THE ISSUER OF AN OPINION OF COUNSEL IN SUCH FORM AND BY SUCH COUNSEL, OR OTHER DOCUMENTATION, AS SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED. THE SECURITIES HAVE BEEN ISSUED UNDER A SUBSCRIPTION AGREEMENT THAT IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER AND ARE SUBJECT TO RESTRICTIONS UPON RESALE CONTAINED IN SUCH SUBSCRIPTION AGREEMENT.

THE ISSUER WILL FURNISH TO ANY STOCKHOLDER, UPON REQUEST AND WITHOUT CHARGE, A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AUTHORIZED TO BE ISSUED AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS, SO FAR AS THE SAME HAVE BEEN FIXED AND DETERMINED BY THE BOARD OF DIRECTORS, PURSUANT TO THE AUTHORITY VESTED BY THE CERTIFICATE OF INCORPORATION IN THE BOARD TO FIX AND DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF SUCH CLASS OR SERIES AND ANY SUBSEQUENT CLASS OR SERIES.

For Value Received, ______ *hereby sell, assign and transfer unto* ______________________________

______________________________ *Shares*

represented by the within Certificate, and do hereby irrevocably constitute and appoint

______________________________ *Attorney*

to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated ______________ *20* ______

In presence of

______________________________ ______________________________

NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

124553.00100/11596042v.2